UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Third Amended and Restated Credit Agreement

On January 10, 2020, Hillenbrand, Inc. (the “Company”) entered into an Amendment No. 3 (the “Third Amendment”) to its Third Amended and Restated Credit Agreement, dated as of August 28, 2019 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement,” and the Existing Credit Agreement, as amended by the Third Amendment, the “Credit Agreement”), among the Company, as a borrower, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The Third Amendment amends the Existing Credit Agreement to, among other things, (i) increase the maximum permitted leverage ratio to (A) 4.50 to 1.00 for the fiscal quarters ending December 31, 2019 and March 31, 2020, (B) 4.25 to 1.00 for the fiscal quarter ending June 30, 2020, (C) 4.00 to 1.00 for the fiscal quarter ending September 30, 2020, (D) 3.75 to 1.00 for the fiscal quarter ending December 31, 2020, and (E) 3.50 to 1.00 for the fiscal quarter ending March 31, 2021 and each fiscal quarter ending thereafter and (ii) add an additional pricing level to the margin paid on LIBO Rate and Alternate Base Rate (each as defined in the Credit Agreement) revolving loans and term loans if the leverage ratio equals or exceeds 4.00 to 1.00 as of the last day of any fiscal quarter.

The foregoing description of the Third Amendment is a general description and is qualified in its entirety by reference to the Third Amendment filed as Exhibit 10.1 hereto.

Amendment No. 6 to Private Shelf Agreement

On January 10, 2020, the Company and the subsidiary guarantors party thereto entered into Amendment No. 6 to Private Shelf Agreement (the “Shelf Amendment”), which amends the Private Shelf Agreement, among the Company, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), and each Prudential Affiliate (as defined therein) bound thereby, dated December 6, 2012 (as amended from time to time, including pursuant to the Shelf Amendment, the “Shelf Agreement”). The Shelf Amendment, among other things, (i) aligns the maximum permitted leverage ratio in the Shelf Agreement with that in the Credit Agreement, (ii) amends the leverage fee thereunder (which, prior to the effectiveness of the Shelf Amendment, had one tier of 0.75% payable if the Company’s leverage ratio was greater than 3.50:1.00) to add a second tier of 1.00% if the Company’s leverage ratio exceeds 4.00 to 1.00, and (iii) without duplication of the leverage fee, adds a fee of 1.00% per annum if two or more ratings agencies rate the Company below investment grade, in each case, as of the last day of any fiscal quarter.

The foregoing description of the Shelf Amendment is a general description and is qualified in its entirety by reference to the Shelf Amendment filed as Exhibit 10.2 hereto.

Second Amendment to L/G Facility Agreement

On January 10, 2020, the Company and certain of its subsidiaries entered into that certain Second Amendment Agreement (the “L/G Amendment”), which amends the Syndicated Letter of Guarantee Facility Agreement, dated March 8, 2018 (as amended from time to time, including pursuant to the L/G Amendment, the “L/G Facility Agreement”), by and among the Company, certain of its subsidiaries party thereto, the lenders party thereto, and Commerzbank Finance & Covered Bond S.A., acting as agent. The L/G Amendment, among other things, (i) increases the €150,000,000 facility by an additional €25,000,000 (utilizing a portion of the €70,000,000 incremental facility provided for thereunder), (ii) aligns the leverage ratio covenant in the L/G Facility Agreement to that in the Credit Agreement, and (iii) adds additional pricing levels to the L/G Fee Rate (as defined in the L/G Facility Agreement) to be applicable if the Company’s leverage ratio equals or exceeds 3.5:1 but is less than 4.0:1 or if the Company’s leverage ratio equals or exceeds 4.0:1.

The foregoing description of the L/G Amendment is a general description and is qualified in its entirety by reference to the L/G Amendment filed as Exhibit 10.3 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of January 10, 2020, among Hillenbrand, Inc., as a borrower, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Amendment No. 6 to Private Shelf Agreement, dated as of January 10, 2020, among Hillenbrand, Inc., PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), the subsidiary guarantors party thereto, and the additional parties thereto.
10.3	Second Amendment Agreement, dated as of January 10, 2020, among Hillenbrand, Inc., certain of its subsidiaries party thereto, the lenders party thereto, and Commerzbank Finance & Covered Bond S.A., acting as agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 10, 2020	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer